Exhibit 3.2

HUNTINGTON BANCSHARES INCORPORATED

ARTICLES OF RESTATEMENT

Huntington Bancshares Incorporated, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST:        The Corporation desires to restate its charter (the “Charter”) as currently in effect.

SECOND:     The charter of the Corporation is hereby restated in its entirety to read as set forth in Exhibit A attached hereto, and the provisions set forth in these Articles of Restatement are all of the provisions of the Charter currently in effect.
THIRD:        The restatement of the Charter has been approved by a majority of the entire Board of Directors of the Corporation.

FOURTH:    The Charter is not amended by these Articles of Restatement. These Articles of Restatement do not change the authorized capital stock of the Corporation or the aggregate par value thereof.

FIFTH:        The current address of the principal office of the Corporation is as set forth in Article FOURTH of Exhibit A attached hereto.

SIXTH:        The name and address of the Corporation’s current resident agent are as set forth in Article FOURTH of Exhibit A attached hereto.

SEVENTH:    The number of directors of the Corporation and the names of those currently in office are as set forth in Article SIXTH of Exhibit A attached hereto.

EIGHTH:    The total number of shares of all classes of stock which the Corporation has authority to issue is 1,506,617,808, of which 1,500,000,000 shares are classified as Common Stock, par value $0.01 per share, and 6,617,808 shares are classified as Serial Preferred Stock, par value $0.01 per share (the “Serial Preferred Stock”), of which 35,500 shares of Serial Preferred Stock are designated as Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, 602,500 shares of Serial Preferred Stock are designated as 6.250% Series D Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, 100,000 shares of Serial Preferred Stock are designated as 5.857% Series C Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, and 5,000 shares of Serial Preferred Stock are designated as 5.700% Series E Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share. The aggregate par value of all authorized shares of stock having par value is $15,066,178.08.

NINTH:        As set forth in Articles Supplementary filed with and accepted for record by the SDAT on February 22, 2007, under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), by duly adopted resolution of the Board of Directors of the Corporation and notwithstanding any other provision in the Charter or the Bylaws of the Corporation to the contrary, the Corporation elected to be subject to Section 3-804(c)(3) of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

TENTH:     The undersigned acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be executed under seal in its name and on its behalf by its President, and attested to by its Secretary, on this 17th day of January, 2019.

ATTEST:	HUNTINGTON BANCSHARES INCORPORATED
/s/ Lyndsey M. Sloan	By: /s/ Stephen D. Steinour
Name: Lyndsey M. Sloan Title: Secretary	Name: Stephen D. Steinour Title: President [Corporate Seal]

Exhibit A

FIRST: WE, THE UNDERSIGNED, Michael P. Nakon, whose post-office address is 1036 Union Commerce Building, Cleveland, Ohio, D. Kevin O’Reilly, whose post-office address is 1036 Union Commerce Building, Cleveland, Ohio, and David A. Zeitzheim, whose post-office address is 1036 Union Commerce Building, Cleveland, Ohio, each being at least twenty-one years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves as incorporators with the intention of forming a corporation.

SECOND: The name of the corporation is Huntington Bancshares Incorporated.

THIRD: The purposes for which the corporation is formed are:

To acquire by purchase, exchange of shares or otherwise, hold, sell, assign, pledge, dispose of and otherwise deal in and with shares of stock, shares, bonds, debentures, notes, or other obligations issued by any national banking association, state bank, savings bank, trust company or other company or corporation to the extent permitted by the Bank Holding Company Act of 1956 as amended from time to time, and to possess and exercise in respect thereof any and all the rights, powers and privileges of individual holders;

To furnish advice and services including, without limitation, management and banking services, with or without charge, to national banking associations, state banks, savings banks, trust companies and other companies and corporations;

The corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

FOURTH: The post-office address of the principal office of the corporation in this State is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, MD 21093-2264. The name of the resident agent of the corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is 2405 York Road, Suite 201, Lutherville Timonium, MD 21093-2264.

FIFTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,506,617,808, of which 1,500,000,000 shares shall be Common Stock, par value $.01 per share, and 6,617,808 shares shall be Serial Preferred Stock, par value $.01 per share. The aggregate par value of all authorized shares of stock of all classes having par value is $15,066,178.08.

The holders of the Common Stock are entitled at all times to one vote for each share and to such dividends as the Board of Directors may in their discretion from time to time legally declare, subject, however, to the voting and dividend rights, if any, of the holders of the Serial Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses, subject, however, to the rights of the holders of the Serial Preferred Stock then outstanding, shall be distributed among the holders of the Common Stock pro rata in accordance with their respective holdings. The Common Stock is subject to all of the terms and provisions of the Serial Preferred Stock as fixed by the Board of Directors as hereinafter provided.

The Board of Directors shall have the authority to classify and reclassify any unissued shares of Serial Preferred Stock by authorizing the issuance of the Serial Preferred Stock from time to time in one or more series with such distinctive serial designations as may be established by the Board of Directors and any such series (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class of classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends, qualifications, terms or conditions of redemption or other rights, all as shall hereafter be authorized by the Board of Directors and stated and expressed in the Articles Supplementary or other charter document providing for the issuance of such Serial Preferred Stock.

The terms of the Corporation’s Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, as originally set forth in Articles Supplementary accepted for record on December 28, 2011, are set forth in Annex I hereto.

The terms of the Corporation’s 6.250% Series D Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, as originally set forth in Articles Supplementary accepted for record on March 18, 2016 and on May 3, 2016, are set forth in Annex II hereto.

The terms of the Corporation’s 5.857% Series C Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, as originally set forth in Articles Supplementary accepted for record on August 15, 2016, are set forth in Annex III hereto.

The terms of the Corporation’s 5.700% Series E Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, as originally set forth in Articles Supplementary accepted for record on March 5, 2018, are set forth in Annex IV hereto.

SIXTH: The number of directors of the corporation at the date of these Articles of Restatement is twelve (12), which number may be increased or decreased pursuant to the by-laws of the corporation and shall never be less than three (3). The names of the directors currently in office are: Lizabeth Ardisana, Ann B. Crane, Robert S. Cubbin, Steven G. Elliott, Gina D. France, J. Michael Hochschwender, John C. Inglis, Peter J. Kight, Richard W. Neu, David L. Porteous, Kathleen H. Ransier, and Stephen D. Steinour.

SEVENTH: Except as may otherwise be provided in the terms of any class or series of stock other than Common Stock, (a) at the annual meeting of stockholders of the Corporation held in 2009, each director shall be elected to hold office until the second seceding annual meeting of stockholders and until his or her successor is duly elected and qualifies, and (b) commencing with the annual meeting of stockholders of the Corporation held in 2010, each director shall be elected to hold officer until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.

Subject to the rights of holders of one or more classes or series of stock other than Common Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

The Board of Directors of the Corporation is hereby empowered to issue from time to time shares of its stock, whether now or hereafter authorized. Stockholders shall not have preemptive rights with respect to shares of stock issued by the Corporation.

The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.

The Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of two-thirds (2/3) of the votes entitled to be cast by the outstanding shares of voting stock of the Corporation. Bylaws may also be adopted, amended or repealed by the Board of Directors as provided or permitted by the Bylaws.

NINTH: The Board of Directors shall base the response of the Corporation to any “Acquisition Proposal” on the Board of Directors’ evaluation of what is in the best interest of the Corporation. In evaluating what is in the best interest of the Corporation, the Board of Directors shall consider:

(1)The best interest of the stockholders. For this purpose, the Board shall consider, among other factors, not only the consideration offered in the Acquisition Proposal in relation to the then current market price of the Corporation’s stock, but also in relation to the current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors’ then estimate of the future value of the Corporation as an independent entity or as the subject of a future Acquisition Proposal;

(2)The best interests of depositors of banks affiliated with the Corporation and of other creditors of the Corporation and its subsidiaries; and

(3)Such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects upon employees, suppliers, customers and the business of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

‘Acquisition Proposal’ means any proposal for the consolidation or merger of the Corporation with another corporation, any share exchange involving the Corporation’s outstanding capital stock, any liquidation or dissolution of the Corporation, any transfer of all or a material portion of the assets of the Corporation, and any tender offer or exchange offer for any of the Corporation’s outstanding stock.

TENTH: To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its shareholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ELEVENTH: The duration of the corporation shall be perpetual.

Annex I
FLOATING RATE SERIES B NON-CUMULATIVE PERPETUAL PREFERRED STOCK
Section 1. Designation of Series and Number of Shares. The shares of such series of Serial Preferred Stock shall be designated as the “Floating Rate Series B Non-Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”), and the authorized number of shares that shall constitute such series shall be 35,500 shares, which may be decreased (but not below the number of shares of Series B Preferred Stock then outstanding) from time to time by the Board of Directors. Shares of outstanding Series B Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Serial Preferred Stock undesignated as to series.
Section 2. Ranking. The Series B Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with the Corporation’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock, par value of $0.01 and liquidation value per share of $1,000 (the “Series A Preferred Stock”) and each class or series of preferred stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Parity Securities”) and (2) senior to the Common Stock and each other class or series of Serial Preferred Stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding‑up and dissolution of the Corporation (the “Junior Securities”).
Section 3. Definitions. As used herein with respect to the Series B Preferred Stock:
(a)    “Articles Supplementary” means these Articles Supplementary, dated December 28, 2011 and, upon any restatement of the Charter, shall mean the terms of the Series B Preferred Stock as set forth in Article Fifth of the Charter.
(b)    “Board of Directors” means the Board of Directors of the Corporation or any committee thereof duly authorized to act on behalf of such Board of Directors.
(c)    “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Columbus, Ohio are generally required or authorized by law to be closed.
(d)    “Bylaws” means the Amended and Restated Bylaws of the Corporation, as may be amended from time to time.
(e)    “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time; provided that the Corporation shall use its best efforts to ensure that there is at all relevant times when the Series B Preferred Stock is outstanding a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.
(f)    “Charter” means the charter of the Corporation, as amended or supplemented from time to time.
(g)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(h)    “Corporation” means Huntington Bancshares Incorporated, a Maryland corporation.
(i)    “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.
(j)    “Dividend Determination Date” has the meaning set forth in Section 4(c).
(k)    “Dividend Rate” has the meaning set forth in Section 4(c).
(l)    “Dividend Payment Date” has the meaning set forth in Section 4(b).

1

(m)    “Dividend Period” has the meaning set forth in Section 4(b).
(n)    “DTC” means The Depository Trust Company and its successors or assigns.
(o)    “Effective Date” means the date on which shares of the Series B Preferred Stock are first issued.
(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)    “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Corporation, the Transfer Agent, the Registrar and any paying agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and for all other purposes.
(r)    “Junior Securities” has the meaning set forth in Section 2.
(s)    “London banking day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
(t)    “Liquidation Preference” means, as to the Series B Preferred Stock, $1,000 per share.
(u)    “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.
(v)    “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.
(w)    “Parity Securities” has the meaning set forth in Section 2.
(x)    “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
(y)    “Preferred Stock Directors” has the meaning set forth in Section 8(a).
(z)    “Record Date” has the meaning set forth in Section 4(b).
(aa)    “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series B Preferred Stock, and its successors and assigns.
(bb)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series B Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series B Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series B Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series B Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y, 12 C.F.R. 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series B Preferred Stock is outstanding.
(cc)    “Serial Preferred Stock” has the meaning set forth in Article First.
(dd)    “Series A Preferred Stock” has the meaning set forth in Section 2.
(ee)    “Series B Preferred Stock” has the meaning set forth in Section 2.

2

(ff)    “Three-Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page “LIBOR01” on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, “Three-Month LIBOR” will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, “Three-Month LIBOR” will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, “Three-Month LIBOR” for the next Dividend Period will be equal to Three-Month LIBOR in effect for the then-current Dividend Period.
(gg)    “Transfer Agent” means Computershare Investor Services, Inc. acting as the Transfer Agent, the Registrar and any paying agent for the Series B Preferred Stock, and its successors and assigns, including any successor transfer agent appointed by the Corporation.
Section 4. Dividends.
(a)    From and after the Effective Date, Holders shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of legally available funds, on a non-cumulative basis, cash dividends in the amount determined as set forth in Section 4(c), and no more.
(b)    Subject to Section 4(a), dividends shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”) commencing on January 15, 2012, or, if any such day is not a Business Day, the next Business Day. Each dividend will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the first day of the month in which the relevant Dividend Payment Date occurs (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the date of the issuance of the Series B Preferred Stock) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period.”
(c)    Dividends, if, when and as authorized by the Board of Directors and declared by the Corporation, will be, for each outstanding share of Series B Preferred Stock, at a floating rate equal to Three-Month LIBOR plus a spread of 2.70% per annum for each Dividend Period on the $1,000 per share liquidation preference (the “Dividend Rate”). Dividends payable for a Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on a share of Series B Preferred Stock paid later than the scheduled Dividend Payment Date.
The Dividend Rate for a Dividend Period will be determined by the Calculation Agent using Three-Month LIBOR as in effect on the second London banking day prior to the beginning of the Dividend Period (the “Dividend Determination Date”) for the Dividend Period. The Calculation Agent then will add Three-Month LIBOR as determined on the Dividend Determination Date and the applicable spread. Absent manifest error, the Calculation Agent’s determination of the Dividend Rate for a Dividend Period for the Series B Preferred Stock will be binding and conclusive on holders of the Series B Preferred Stock, the Transfer Agent, and the Corporation.
(d)    Dividends on the Series B Preferred Stock are non-cumulative. If the Board of Directors does not authorize and the Corporation does not declare a dividend on the Series B Preferred Stock or if the Board of Directors authorizes and the Corporation declares less than a full dividend in respect of any Dividend Period, the Holders will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Corporation will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are authorized, declared and paid for any

3

future Dividend Period with respect to the Series B Preferred Stock or the Common Stock or any other class or series of the Corporation’s preferred stock.
(e)    If full quarterly dividends on all outstanding shares of the Series B Preferred Stock for any Dividend Period have not been authorized, declared, and paid or set aside for payment, the Corporation shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Dividend Period, other than:
(i)    redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan;
(ii)    any declaration of a dividend in connection with any stockholders’ rights plan, including with respect to any successor stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, including with respect to any successor stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and
(iii)    conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.
If dividends for any Dividend Payment Date are not paid in full on the shares of the Series B Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date, then all dividends declared on shares of the Series B Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share on the shares of the Series B Preferred Stock and all such Parity Securities otherwise payable on such Dividend Payment Date (subject to their having been authorized by the Board of Directors and declared by the Corporation out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accumulated but unpaid dividends) bear to each other.
(f)    Payments of cash for dividends will be delivered to the Holder or, in the case of global certificates, through a book-entry transfer through DTC or any successor Depositary.
Section 5. Redemption.
(a)    The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series B Preferred Stock is not redeemable prior to January 15, 2017. On and after that date, Series B Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, on any Dividend Payment Date. Holders of Series B Preferred Stock will have no right to require the redemption or repurchase of Series B Preferred Stock. Notwithstanding the foregoing, at any time following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, all (but not less than all) of the shares of the Series B Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and (ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period, upon notice given as provided in subsection (b) below.
(b)    If shares of Series B Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series B Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if any depositary shares representing proportional interests in the Series B Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by a holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series B Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the

4

Corporation for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series B Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends (or in the case of a redemption following the occurrence of a Regulatory Capital Treatment Event, the redemption price plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and (ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period). Any notice of redemption, once given, shall be irrevocable.
(c)    In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares of Series B Preferred Stock to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable and permitted by the rules of any stock exchange on which the Series B Preferred Stock is listed.
Section 6. Liquidation Rights.
(a)    In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of $1,000 per share of Series B Preferred Stock, plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.
(b)    In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
(c)    The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.
(d)    In determining whether a distribution (other than upon voluntary or involuntary liquidation) on the Series B Preferred Stock, by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Holders of shares of Series B Preferred Stock shall not be added to the Corporation’s total liabilities.
Section 7. Maturity. The Series B Preferred Stock shall be perpetual.
Section 8. Voting Rights. The Holders of Series B Preferred Stock shall not have any voting rights except as set forth below.
(a)    Right To Elect Two Directors upon Nonpayment Events.
(i)    If and when the dividends on the Series B Preferred Stock or on any other class or series of the Corporation’s Parity Securities that has voting rights equivalent to those of the Series B Preferred Stock, have not been authorized, declared and paid (A) in the case of the Series B Preferred Stock and Parity Securities bearing non-cumulative dividends, in full for at least six quarterly Dividend Periods or their equivalent (whether or not consecutive), or (B) in the case of Parity Securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly Dividend Periods or their equivalent (whether or not consecutive), the authorized

5

number of directors then constituting the Board of Directors will be automatically increased by two. Holders of Series B Preferred Stock, together with the holders of all other affected classes and series of Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect the two additional members of the Board of Directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of Series B Preferred Stock and any Parity Securities for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. In addition, the Board of Directors shall at no time have more than two Preferred Stock Directors.
(ii)    At any time after this voting power has vested as described above, the Corporation’s Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series B Preferred Stock and such Parity Securities (addressed to the Secretary at the Corporation’s principal office) must, call a special meeting of the holders of Series B Preferred Stock and such Parity Securities for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the Bylaws for a special meeting of the stockholders, which the Corporation will provide upon request, or as required by law. If the Corporation’s Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any Holder of shares of Series B Preferred Stock may (at the Corporation’s expense) call such meeting upon notice as provided in this Section 8, and for that purpose will have access to the Corporation’s stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination by the remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Series B Preferred Stock and all Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
(iii)    Whenever full dividends have been paid or set aside for payment on the Series B Preferred Stock and any non-cumulative Parity Securities for at least four consecutive Dividend Periods and all dividends on any cumulative Parity Securities have been paid in full, then the right of the Holders of Series B Preferred Stock to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Board of Directors will be automatically reduced accordingly.
(b)    Other Voting Rights.
(i)    So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and any class or series of Parity Securities with similar rights then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(A)    Certain Charter Amendments. Any amendment of the Charter to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or distribution of assets on the Corporation’s liquidation; as well as any amendment of the Charter or Bylaws that would alter or change the voting powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely; provided that the amendment of the Charter so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of stock of the Corporation ranking on a parity

6

with or junior to the Series B Preferred Stock with respect to dividends and in the distribution of assets on the Corporation’s liquidation, dissolution or winding up, shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series B Preferred Stock; or
(B)    Certain Mergers and Consolidations. Any merger or consolidation of the Corporation with or into any entity other than a corporation (or comparable foreign entity), or any merger or consolidation of the Corporation with or into any corporation (or comparable foreign entity) unless (i) the Corporation is the surviving corporation in such merger or consolidation and the Series B Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series B Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock or similar security of the surviving or resulting entity, or the entity controlling such entity, having voting powers, preferences and special rights that, if such change were effected by amendment of the Charter, would not require a vote of the Holders of the Series B Preferred Stock under Section 8(b)(i)(A).
(c)    Sections 8(a) and (b) shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of Holders of Series B Preferred Stock to effect the redemption.
(d)    Except as expressly provided in this Section 8, each Holder of Series B Preferred Stock will have one vote per share on any matter in Section 8(a) and 8(b) on which Holders of Series B Preferred Stock are entitled to vote, including any action by written consent. The Holders of the Series B Preferred Stock shall have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in the Charter, of the Series B Preferred Stock.
Section 9. Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the Series B Preferred Stock shall initially be Mellon Investor Services LLC. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar and paying agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.
Section 10. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record Holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.
Section 11. Notices. All notices or communications in respect of Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Articles Supplementary, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series B Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders of Series B Preferred Stock in any manner permitted by such facility.
Section 12. No Preemptive Rights. No share of Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 13. Replacement Certificates. The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.
Section 14. Other Rights. The shares of Series B Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

7

Annex II
6.250% SERIES D NON-CUMULATIVE PERPETUAL
PREFERRED STOCK
Section 1.    Designation of Series and Number of Shares. The shares of such series of Serial Preferred Stock shall be designated “6.250% Series D Non-Cumulative Perpetual Preferred Stock” (the “Series D Preferred Stock”), and the authorized number of shares that shall constitute such series shall be 602,500 shares, which may be decreased (but not below the number of shares of Series D Preferred Stock then outstanding) from time to time by the Board of Directors. Shares of outstanding Series D Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Serial Preferred Stock undesignated as to series.
Section 2.    Ranking. The Series D Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with the Corporation’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock, par value of $0.01 and liquidation value per share of $1,000 (the “Series A Preferred Stock”), the Corporation’s Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 and liquidation value per share of $1,000 (the “Series B Preferred Stock”), and each class or series of Serial Preferred Stock that the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series D Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, the “Parity Securities”) and (2) senior to the Common Stock and each other class or series of Serial Preferred Stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (the “Junior Securities”).
Section 3.    Definitions. As used herein with respect to the Series D Preferred Stock:
(a)    “Articles Supplementary” means these Articles Supplementary, dated March 14, 2016 and, upon any restatement of the Charter, shall mean the terms of the Series D Preferred Stock as set forth in Article Fifth of the Charter.
(b)    “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.
(c)    “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Columbus, Ohio are generally required or authorized by law to be closed.
(d)    “Bylaws” means the Amended and Restated Bylaws of the Corporation, as may be amended from time to time.
(e)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(f)    “Corporation” means Huntington Bancshares Incorporated, a Maryland corporation.
(g)    “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.
(h)    “Dividend Rate” has the meaning set forth in Section 4(c).
(i)    “Dividend Payment Date” has the meaning set forth in Section 4(b).
(j)    “Dividend Period” has the meaning set forth in Section 4(b).
(k)    “DTC” means The Depository Trust Company and its successors or assigns.
(l)    “Effective Date” means the date on which shares of the Series D Preferred Stock are first issued.
(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)    “Holder” means the Person in whose name the shares of the Series D Preferred Stock are registered, which may be treated by the Corporation, the Transfer Agent, the Registrar and any paying agent as the absolute owner of the shares of Series D Preferred Stock for the purpose of making payment and for all other purposes.

1

(o)    “Junior Securities” has the meaning set forth in Section 2.
(p)    “Liquidation Preference” means, as to the Series D Preferred Stock, $1,000 per share.
(q)    “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.
(r)    “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.
(s)    “Parity Securities” has the meaning set forth in Section 2.
(t)    “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
(u)    “Preferred Stock Directors” has the meaning set forth in Section 8(a).
(v)    “Record Date” has the meaning set forth in Section 4(b).
(w)    “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series D Preferred Stock, and its successors and assigns.
(x)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series D Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series D Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series D Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series D Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Q, 12 C.F.R. Part 217 (or, as and if applicable, the successor capital adequacy guidelines or regulations of the Federal Reserve or the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series D Preferred Stock is outstanding.
(y)    “Serial Preferred Stock” has the meaning set forth in Article First.
(z)    “Series A Preferred Stock” has the meaning set forth in Section 2.
(aa)    “Series B Preferred Stock” has the meaning set forth in Section 2.
(bb)    “Transfer Agent” means Computershare Investor Services, Inc. acting as the Transfer Agent, the Registrar and any paying agent for the Series D Preferred Stock, and its successors and assigns, including any successor transfer agent appointed by the Corporation.
Section 4.    Dividends.
(a)    From and after the Effective Date, Holders shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of legally available funds, on a non-cumulative basis, cash dividends in the amount determined as set forth in Section 4(c), and no more.
(b)    Subject to Section 4(a), dividends shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”) commencing on July 15, 2016 or, if any such day is not a Business Day, the next Business Day. Each dividend will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the first day of the month in which the relevant Dividend Payment Date occurs (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the date of the issuance of the Series D Preferred Stock) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period,” except that the initial Dividend Period will commence on and include the Effective Date and will end on and include July 14, 2016.

2

(c)    Dividends, if, when and as authorized by the Board of Directors and declared by the Corporation, will be, for each outstanding share of Series D Preferred Stock, at an annual rate of 6.250% on the $1,000 per share liquidation preference. Dividends payable for a Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on a share of Series D Preferred Stock paid later than the scheduled Dividend Payment Date.
(d)    Dividends on the Series D Preferred Stock are non-cumulative. If the Board of Directors does not authorize and the Corporation does not declare a dividend on the Series D Preferred Stock or if the Board of Directors authorizes and the Corporation declares less than a full dividend in respect of any Dividend Period, the Holders will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Corporation will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are authorized, declared and paid for any future Dividend Period with respect to the Series D Preferred Stock or the Common Stock or any other class or series of Serial Preferred Stock.
(e)    If full quarterly dividends on all outstanding shares of the Series D Preferred Stock for any Dividend Period have not been authorized, declared, and paid or set aside for payment, the Corporation shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Dividend Period, other than:
(i)    dividends payable solely in Junior Securities;
(ii)    redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan;
(iii)    any declaration of a dividend in connection with any stockholders’ rights plan, including with respect to any successor stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, including with respect to any successor stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and
(iv)    conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.
If dividends for any Dividend Payment Date are not paid in full on the shares of the Series D Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date, then all dividends declared on shares of the Series D Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share on the shares of the Series D Preferred Stock and all such Parity Securities otherwise payable on such Dividend Payment Date (subject to their having been authorized by the Board of Directors and declared by the Corporation out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.
(f)    Payments of cash for dividends will be delivered to the Holder or, in the case of global certificates, through a book-entry transfer through DTC or any successor Depositary.
Section 5.    Redemption.
(a)    The Series D Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series D Preferred Stock is not redeemable prior to April 15, 2021. On and after that date, Series D Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, on any Dividend Payment Date. Holders of Series D Preferred Stock will have no right to require the redemption or repurchase of Series D Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, all (but not less than all) of the shares of the Series D Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and (ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend

3

Period, upon notice given as provided in subsection (b) below. Redemption or repurchase of Series D Preferred Stock is subject to receipt of prior approval of the Board of Governors of the Federal Reserve System (or another successor bank regulatory authority that may become the Corporation’s appropriate federal banking agency as defined in 12 U.S.C. § 1813, as amended).
(b)    If shares of Series D Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series D Preferred Stock to be re-deemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if any depositary shares representing proportional interests in the Series D Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed and, if less than all the shares held by a holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing shares of Series D Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series D Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series D Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series D Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends (or in the case of a redemption following the occurrence of a Regulatory Capital Treatment Event, the redemption price plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and (ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period). Any notice of redemption, once given, shall be irrevocable.
(c)    In case of any redemption of only part of the shares of Series D Preferred Stock at the time outstanding, the shares of Series D Preferred Stock to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable and permitted by the rules of any stock exchange on which the Series D Preferred Stock is listed.
Section 6.    Liquidation.
(a)    In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of $1,000 per share of Series D Preferred Stock, plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.
(b)    In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series D Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
(c)    The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.
(d)    In determining whether a distribution (other than upon voluntary or involuntary liquidation) on the Series D Preferred Stock, by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series D Preferred Stock shall not be added to the Corporation’s total liabilities.
Section 7.    Maturity. The Series D Preferred Stock shall be perpetual.

4

Section 8.    Voting Rights. The holders of Series D Preferred Stock shall not have any voting rights except as set forth below.
Right to Elect Two Directors upon Nonpayment Events. (i) If and when the dividends on the Series D Preferred Stock or on any other class or series of the Corporation’s Parity Securities that has voting rights equivalent to those of the Series D Preferred Stock, have not been authorized, declared and paid (i) in the case of the Series D Preferred Stock and Parity Securities bearing non-cumulative dividends, in full for at least six quarterly Dividend Periods or their equivalent (whether or not consecutive), or (ii) in the case of Parity Securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly Dividend Periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting the Board of Directors will be automatically increased by two. Holders of Series D Preferred Stock and the holders of all other classes and series of Parity Securities upon which like voting rights have been conferred and are exercisable and which are entitled to vote for the election of the two additional directors, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect the two additional members of the Board of Directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of Series D Preferred Stock and any Parity Securities for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. In addition, the Board of Directors shall at no time have more than two Preferred Stock Directors.
(ii)    At any time after this voting power has vested as described above, the Corporation’s Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series D Preferred Stock and such Parity Securities (addressed to the Secretary at the Corporation’s principal office) must, call a special meeting of the holders of Series D Preferred Stock and such Parity Securities for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the Bylaws for a special meeting of the stockholders, which the Corporation will provide upon request, or as required by law. If the Corporation’s Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any Holder of shares of Series D Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 8, and for that purpose will have access to the Corporation’s stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination by the remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Series D Preferred Stock and all Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
(iii)    Whenever full dividends have been paid or set aside for payment on the Series D Preferred Stock and any non-cumulative Parity Securities for at least four consecutive dividend periods and all dividends on any cumulative Parity Securities have been paid in full, then the right of the Holders of Series D Preferred Stock and any Parity Security to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Board of Directors will be automatically reduced accordingly.(b)
(b)    Other Voting Rights. (i) So long as any shares of Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock and any class or series of Parity Securities upon which like voting rights have been conferred and are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(A)    Certain Charter Amendments. Any amendment of the Charter to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or distribution of assets on the Corporation’s liquidation; as well as any amendment of the Charter or Bylaws that would alter or change the voting powers, preferences or special

5

rights of the Series D Preferred Stock so as to affect them adversely; provided that the amendment of the Charter so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of stock of the Corporation ranking on a parity with or junior to the Series D Preferred Stock with respect to dividends and in the distribution of assets on the Corporation’s liquidation, dissolution or winding-up, shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series D Preferred Stock; or
(B)    Certain Mergers and Consolidations. Any merger or consolidation of the Corporation with or into any entity other than a corporation (or comparable foreign entity), or any merger or consolidation of the Corporation with or into any corporation (or comparable foreign entity) unless (i) the Corporation is the surviving corporation in such merger or consolidation and the Series D Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series D Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock or similar security of the surviving or resulting entity, or the entity controlling such entity, having voting powers, preferences and special rights that, if such change were effected by amendment of the Charter, would not require a vote of the Holders of the Series D Preferred Stock under Section 8(b)(i)(A).
(c)    Sections 8(a) and (b) shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of Holders of Series D Preferred Stock to effect the redemption.(f)
(d)    Except as expressly provided in this Section 8, each Holder of Series D Preferred Stock will have one vote per share on any matter on which Holders of Series D Preferred Stock are entitled to vote, including any action by written consent. The Holders of the Series D Preferred Stock shall have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in the Charter, of the Series D Preferred Stock.
Section 9.    Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar, and paying agent for the Series D Preferred Stock shall initially be Computershare Investor Services, Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar, and paying agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.
Section 10.    Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles Supplementary) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by these Articles Supplementary, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address of such Holder or holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series D Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such Holder or holder, as the case may be, shall have designated by notice similarly given.
Section 11.    No Preemptive Rights. No share of Series D Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 12.    Other Rights. The shares of Series D Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

6

Annex III
5.875% SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK
Part 1.    Designation and Number of Shares. There is hereby classified out of the authorized and unissued shares of serial preferred stock of the Corporation a series of serial preferred stock designated as the “5.875% Series C Non-Cumulative Perpetual Preferred Stock” (the “Series C Preferred Stock”). The authorized number of shares of the Series C Preferred Stock shall be 100,000.
Part 2.    Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of these Articles Supplementary to the same extent as if such provisions had been set forth in full herein.
Part 3.    Definitions. The following terms are used in these Articles Supplementary (including the Standard Provisions in Annex A hereto) as defined below:
(a)    “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(b)    “Junior Stock” means the Common Stock, and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to the Series C Preferred Stock as to dividend rights or as to rights on liquidation, dissolution or winding up of the Corporation.
(c)    “Liquidation Preference” means $1,000 per share of the Series C Preferred Stock.
(d)    “Parity Stock” means Dividend Parity Stock and Voting Parity Stock.
Part 4.    Certain Voting Matters. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series C Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of the Series C Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amount of the shares voted or covered by the consent as if the Corporation were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent. For purposes of determining the voting rights of the holders of the Series C Preferred Stock under Section 7 of the Standard Provisions forming part of these Articles Supplementary, each holder will be entitled to one vote for each $1,000 of Liquidation Preference to which such holder’s shares are entitled. Holders of the Series C Preferred Stock shall have no voting rights, except as to certain matters set forth herein.

STANDARD PROVISIONS
Section 1.    General Matters. Each share of the Series C Preferred Stock shall be identical in all respects to every other share of the Series C Preferred Stock. The Series C Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Articles Supplementary (as defined below). The Series C Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.
Section 2.    Standard Definitions. As used herein with respect to the Series C Preferred Stock:
(a)    “Applicable Dividend Rate” means, when, as and if authorized by the Board of Directors or a duly authorized committee of the Board of Directors and declared by the Corporation, 5.875% per annum.
(b)    “Appropriate Federal Banking Agency” means the Federal Reserve or any “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
(c)    “Articles Supplementary” means the Articles Supplementary relating to the Series C Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time, or the terms of the Series C Preferred Stock, as set forth in Article Fifth of the Charter, upon any restatement of the Charter.
(d)    “Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.
(e)    “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.
(f)    “Charter” means the charter of the Corporation.
(g)    “DTC” means the Depository Trust Company, together with its successors and assigns.
(h)    “Dividend Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(i)    “Dividend Payment Date” has the meaning set forth in Section 3(a).
(j)    “Dividend Period” has the meaning set forth in Section 3(a).
(k)    “Dividend Record Date” has the meaning set forth in Section 3(a).
(l)    “Federal Reserve” means the Board of Governors of the Federal Reserve System and its delegates.
(m)    “Nonpayment Event” has the meaning set forth in Section 7(b).
(n)    “Preferred Director” has the meaning set forth in Section 7(b).
(o)    “Preferred Stock” means any and all series of serial preferred stock of the Corporation, including the Series C Preferred Stock.
(p)    “Redemption Date” means any Dividend Payment Date on or after October 15, 2021.
(q)    “Redemption Price” means $1,000 per share of the Series C Preferred Stock, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends.
(r)    A “Regulatory Capital Treatment Event” means the good faith determination by the Board of Directors or a duly authorized committee of the Board of Directors that, as a result of any (i) amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective (or will become effective) after the initial issuance of any share of the Series C Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective (or will become effective) after the initial issuance of any share of the Series C Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series C Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of all shares of the Series C Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Federal Reserve or other Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of the Series C Preferred Stock is outstanding.
(s)    “Standard Provisions” means these Standard Provisions that form a part of the Articles Supplementary relating to the Series C Preferred Stock.
(t)    “Voting Parity Stock” means, with regard to any matter as to which the holders of the Series C Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Articles Supplementary, any and all series of Dividend Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
Section 3.    Dividends.
(a)    Rate. Holders of the Series C Preferred Stock shall be entitled to receive, on each share of the Series C Preferred Stock, if, when and as authorized by the Board of Directors, or any duly authorized committee of the Board of Directors, and declared by the Corporation but only out of legally available assets, non-cumulative cash dividends with respect to each Dividend Period (as defined below), which shall accrue at a rate per annum equal to the Applicable Dividend Rate on the Liquidation Preference per share of the Series C Preferred Stock. Dividends are not mandatory. Such dividends shall not be cumulative and shall be payable quarterly in arrears on each January 15, April 15, July 15 or October 15, each such date, a “Dividend Payment Date,” beginning on October 15, 2016. A “Dividend Period” is the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on and include August 4, 2016. If any specified Dividend Payment Date on which dividends would otherwise be payable is not a Business Day, then the Dividend Payment Date will be the next succeeding Business Day and no additional dividends will accrue in respect of any payment made on the next succeeding Business Day.
Dividends that are payable on the Series C Preferred Stock in respect of any Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward. The Corporation shall not pay interest or any sum or money instead of interest on any dividend payment that may be in arrears on the Series C Preferred Stock.
Dividends that are payable on the Series C Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series C Preferred Stock as they appear on the books of the Corporation on the applicable record date, which shall be the first day of the month in which the relevant Dividend Payment Date occurs, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors or any duly authorized committee of the Board of Directors (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
Holders of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series C Preferred Stock as specified in this Section 3. If the Board of Directors (or a duly authorized committee of the Board of Directors) does not authorize and the Corporation does not declare a dividend on the Series C Preferred Stock in respect of a Dividend Period, then no dividend shall be deemed to have accrued for such Dividend Period, no dividend shall be payable on the applicable Dividend Payment Date, and the Corporation shall have no obligation to pay any dividend for such Dividend Period, whether or not the Board of Directors (or a duly authorized committee of the Board of Directors) authorizes and the Corporation declares a dividend for any future Dividend Period with respect to the Series C Preferred Stock or at any future time with respect to any other class or series of the Corporation’s capital stock.
(b)    Priority of Dividends. So long as any share of the Series C Preferred Stock remains outstanding unless (i) the full dividends for the most recently completed Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of the Series C Preferred Stock and (ii) the Corporation is not in default on its obligation to redeem any shares of the Series C Preferred Stock that have been called for redemption, (1) no dividend or other distribution shall be declared, paid or set aside for payment and no distribution shall be declared, made or set aside for payment on any Junior Stock (other than dividends payable solely in Junior Stock or any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under such plan) and (2)

no shares of Junior Stock or Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly. The foregoing limitations shall not apply to (i) reclassification of Junior Stock for or into other Junior Stock or reclassification of Parity Stock for or into other Parity Stock, (ii) pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such Parity Stock, (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or the exchange or conversion of Parity Stock for or into other Parity Stock or Junior Stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or Parity Stock, (v) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employee contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants of the Corporation, (vi) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business, (vii) purchases of shares of Junior Stock or Parity Stock pursuant to a contractually binding requirement to buy Junior Stock or Parity Stock existing prior to the most recently completed Dividend Period, including under a contractually binding stock repurchase plan, (viii) purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (ix) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary and (x) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of its subsidiaries, including as trustees or custodians). No monies shall be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation.
If dividends are not paid in full upon the shares of the Series C Preferred Stock and any shares of Dividend Parity Stock, all dividends declared for payment on the Series C Preferred Stock and all such Dividend Parity Stock and payable on such Dividend Payment Date (or, in the case of Dividend Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared so that the respective amounts of such dividends due on shares of dividends declared per share shall bear to each other the same ratio between the current and unpaid dividends due on the Series C Preferred Stock and (i) in the case of any series of non-cumulative Dividend Parity Stock, the aggregate of the current and unpaid dividends due on such series of Preferred Stock and (ii) in the case of any series of cumulative Dividend Parity Stock, the aggregate of the current and accumulated and unpaid dividends due on such series of Preferred Stock.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors, may be declared and paid on the Common Stock and any other Junior Stock, from time to time out of any assets legally available for such payment, and the holders of the Series C Preferred Stock or Dividend Parity Stock shall not be entitled to participate in any such dividends. Holders of the Series C Preferred Stock shall not be entitled to receive any dividends not authorized by the Board of Directors (or a duly authorized committee of the Board of Directors) and declared by the Corporation and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so authorized and declared.
Dividends on the Series C Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including the applicable capital adequacy guidelines of the Federal Reserve or, as and if applicable, the capital adequacy guidelines or regulations of any successor or other Appropriate Federal Banking Agency.
Section 4.    Liquidation Rights.
(a)    Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Series C Preferred Stock shall be entitled to receive for each share of the Series C Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, and subject to the rights of holders of any securities ranking senior to the Series C Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series C Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Preference and (ii) the amount of any declared and unpaid dividends prior to the date of payment (but without any amount in respect of dividends that have not been declared prior to such payment date). After payment of the full amount of such liquidating distribution, the holders of the Series C Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

(b)    Partial Payment. If in any distribution described in Section 4(a) above, the assets of the Corporation or the proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of the Series C Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with the Series C Preferred Stock as to such distribution, holders of the Series C Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
(c)    Residual Distributions. If the Liquidation Preference has been paid in full to all holders of the Series C Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with the Series C Preferred Stock as to such distribution has been paid in full, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of the Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 5.    Redemption.
(a)    Optional Redemption. Except as provided below, the Series C Preferred Stock may not be redeemed prior to October 15, 2021. After October 15, 2021, the Corporation may, at its option, on any Dividend Payment Date, subject to the prior approval of the Federal Reserve or other Appropriate Federal Banking Agency, redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of the Series C Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the Liquidation Preference, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on the Series C Preferred Stock prior to the date fixed for redemption.
Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, it may, at its option, subject to the prior approval of the Federal Reserve or other Appropriate Federal Banking Agency, upon notice given as provided in Section 5(c) below, redeem, all (but not less than all) of the shares of the Series C Preferred Stock at the time outstanding at a redemption price equal to the Liquidation Preference, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends on the Series C Preferred Stock prior to the date fixed for redemption.
The redemption price for any shares of the Series C Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) representing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.
(b)    No Sinking Fund. The Series C Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series C Preferred Stock will have no right to require redemption or repurchase of any shares of the Series C Preferred Stock.
(c)    Notice of Redemption. Notice of every redemption of shares of the Series C Preferred Stock shall be given to the holders of record of the shares to be redeemed either by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation (provided that, if the Series C Preferred Stock is held in book-entry form through the DTC, the Corporation may give such notice in any manner permitted by the DTC), or by such other method approved by the depositary for the Series C Preferred Stock, in its reasonable discretion. Such notice shall be mailed not less than 30 days nor more than 60 days prior to the applicable Redemption Date. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series C Preferred Stock. Each notice of redemption given to a holder shall state: (1) the applicable Redemption Date; (2) the number of shares of the Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price; (4) the place or places where the certificates representing shares of the Series C Preferred Stock are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares of the Series C Preferred Stock to be redeemed shall cease to accrue on the applicable Redemption Date.
(d)    Partial Redemption. In case of any redemption of only part of the shares of the Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot, or in such other manner as the Board of Directors or any duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, and to the prior approval of the Federal Reserve or other applicable Appropriate Federal Banking Agency, the Board of Directors or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of the Series C Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
(e)    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the Redemption Date specified in the notice, all funds necessary for the redemption have been deposited by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares of the Series C Preferred Stock called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after such Redemption Date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company out of the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the redemption depository any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the applicable Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares of the Series C Preferred Stock called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest thereon.
(f)    Status of Redeemed Shares. Shares of the Series C Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock undesignated as to series, provided that any such cancelled shares of the Series C Preferred Stock may be reissued only as shares of any series of Preferred Stock other than the Series C Preferred Stock.
Section 6.    No Conversion Rights. Holders of the Series C Preferred Stock shares shall have no right to exchange or convert such shares into any other class or series of the Corporation’s securities.
Section 7.    Voting Rights.
(a)    General. The holders of the Series C Preferred Stock shall not have any voting rights except as set forth below.
(b)    Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of the Series C Preferred Stock, or any other class or series of Preferred Stock that ranks on parity with the Series C Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive (a “Nonpayment Event”), the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series C Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders or at a special meeting called for that purpose prior to such next annual meeting (provided, that proper notice has been delivered in accordance with the Charter and the Bylaws), and at each subsequent annual meeting of stockholders until full dividends have been declared and paid on the Series C Preferred Stock and any other class or classes of Preferred Stock that is Dividend Parity Stock for at least four consecutive Dividend Periods after the Nonpayment Event, except as provided by law, subject to revesting in the event of each and every subsequent Nonpayment Event. When dividends have been declared and paid in full on the Series C Preferred Stock for four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of the Series C Preferred Stock to elect the Preferred Directors shall cease (but subject always to re-vesting of such voting rights in the case of any future Nonpayment Event), and the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the Corporation’s authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, by the holders of a majority of the shares of the Series C Preferred Stock entitled to be voted thereon (together with holders of any Voting Parity Stock, whether or not the holders of such Preferred Stock would be entitled to vote for the election of directors if such default in dividends did not exist). If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose, by means of written consent, a successor who shall hold office for the unexpired term in respect of which such vacancy occurred, or if none remains in office, by a vote of the holders of a majority of (i) the outstanding shares of the Series C Preferred Stock, and (ii) the outstanding shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class.
(c)    Class Voting Rights as to Particular Matters. So long as any shares of the Series C Preferred Stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of the Series C Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing or by electronic consent without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i)    Authorization of Senior Stock. Any amendment, supplement or alteration of the Articles Supplementary or the Charter to issue, authorize or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or evidencing the right to purchase, any class or series of capital stock of the Corporation ranking senior to the Series C Preferred Stock;
(ii)    Amendment of the Series C Preferred Stock. Any amendment of the Articles Supplementary or any other articles supplementary classifying any other series of Preferred Stock or to the Charter, so as to adversely affect the powers, preferences, privileges or rights of the Series C Preferred Stock, taken as a whole (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise); or
(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series C Preferred Stock, or of a merger or consolidation of the Corporation with or into another corporation or other entity, unless in each case (x) the shares of the Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), the authorization, creation and issuance, or an increase in the authorized or issued amount of, Junior Stock or any series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for Junior Stock or any series of Preferred Stock, that by its terms expressly provides that it ranks pari passu with the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution or winding-up shall not be deemed to adversely affect the powers, preferences, privileges or rights, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of the Series C Preferred Stock. The holders of the Series C Preferred Stock shall have exclusive voting rights on any Charter amendment, including any amendment to the Articles Supplementary, that would alter the contract rights, as expressly set forth herein, of the Series C Preferred Stock.
(d)    Changes after Provision for Redemption. No vote or consent of the holders of the Series C Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series C Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.
(e)    Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of the Series C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series C Preferred Stock is listed or traded at the time.
Section 8.    No Preemptive Rights. No share of the Series C Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 9.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series C Preferred Stock may deem and treat the record holder of any share of the Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
Section 10.    Notices. All notices or communications in respect of the Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or by such other method approved by the depositary, in its reasonable discretion, not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof, or if given in such other manner as may be permitted in this Articles Supplementary, in the Charter or the Bylaws or by applicable law. Notwithstanding the foregoing, if shares of the Series C Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the holders of the Series C Preferred Stock in any manner permitted by DTC or such facility.
Section 11.    Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.
Section 12.    Other Rights. The shares of the Series C Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Annex IV

5.700% SERIES E FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK

Section 1.    Designation of Series and Number of Shares. The shares of such series of Serial Preferred Stock shall be designated “5.700% Series E Fixed-to-Floating Rate Non- Cumulative Perpetual Preferred Stock” (the “Series E Preferred Stock”), and the authorized number of shares that shall constitute such series shall be 5000 shares, which may be decreased (but not below the number of shares of Series E Preferred Stock then outstanding) from time to time by the Board of Directors. Shares of outstanding Series E Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Serial Preferred Stock undesignated as to series.

Section 2.    Ranking. The Series E Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with the Corporation’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock, par value of $0.01 per share and liquidation value per share of $1,000 (the “Series A Preferred Stock”), the Corporation’s Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000 (the “Series B Preferred Stock”), the Corporation’s 5.875% Series C Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000 (the “Series C Preferred Stock”), the Corporation’s 6.250% Series D Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000 (the “Series D Preferred Stock”) and each class or series of Serial Preferred Stock that the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series E Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, the “Parity Securities”) and (2) senior to the Common Stock and each other class or series of Serial Preferred Stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series E Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (the “Junior Securities”).

Section 3.    Definitions. As used herein with respect to the Series E Preferred Stock:

(a)“Articles Supplementary” means these Articles Supplementary, dated February 27, 2018 and, upon any restatement of the Charter, shall mean the terms of the Series E Preferred Stock as set forth in Article Fifth of the Charter.

(b)“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(c)“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Columbus, Ohio are generally required or authorized by law to be closed.

(d)“Bylaws” means the Amended and Restated Bylaws of the Corporation, as may be amended from time to time.
(e)“Calculation Agent” means the calculation agent for the Series E Preferred Stock appointed by the Corporation prior to the commencement of the Floating Rate Period, and its successors and assigns or any other calculation agent appointed by the Corporation. The Corporation may at its sole discretion appoint itself or an affiliate as calculation agent.

(f)“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(g)“Corporation” means Huntington Bancshares Incorporated, a Maryland corporation.

(h)“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(i)“Dividend Determination Date” means the second London Banking Day prior to the beginning of the Dividend Period.

(j)	“Dividend Rate” has the meaning set forth in Section 4(b).

1

(k)	“Dividend Payment Date” has the meaning set forth in Section 4(b).

(l)	“Dividend Period” has the meaning set forth in Section 4(b).

(m)	“DTC” means The Depository Trust Company and its successors or assigns.

(n)“Effective Date” means the date on which shares of the Series E Preferred Stock are first issued.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)“Federal Reserve” means the Board of Governors of the Federal Reserve System and its delegates.

(q)“Fixed Rate Period” means each Dividend Period from the Effective Date to, but excluding, April 15, 2023.

(r)“Floating Rate Period” means each Dividend Period from and including April 15, 2023 to, and including, the redemption date of the Series E Preferred Stock.

(s)“Holder” means the Person in whose name the shares of the Series E Preferred Stock are registered, which may be treated by the Corporation, the Transfer Agent, the Registrar and any paying agent as the absolute owner of the shares of Series E Preferred Stock for the purpose of making payment and for all other purposes.

(t)	“Junior Securities” has the meaning set forth in Section 2.

(u)“London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
(v)“Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial, Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

(w)“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

(x)	“Parity Securities” has the meaning set forth in Section 2.

(y)“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
(z)“Preferred Stock Directors” has the meaning set forth in Section 8(a).
(aa)“Record Date” has the meaning set forth in Section 4(b).

(bb)    “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series E Preferred Stock, and its successors and assigns.

(cc)    “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series E Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series E Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series E Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series E Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Q, 12 C.F.R. Part 217 (or, as and if applicable, the successor capital adequacy guidelines or regulations of the Federal Reserve or the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series E Preferred Stock is outstanding.

2

(dd)     “Serial Preferred Stock” has the meaning set forth in Article First.

(ee)     “Series A Preferred Stock” has the meaning set forth in Section 2.

(ff)     “Series B Preferred Stock” has the meaning set forth in Section 2.

(gg)     “Series C Preferred Stock” has the meaning set forth in Section 2.

(hh) “Series D Preferred Stock” has the meaning set forth in Section 2.

(ii)    “Series E Preferred Stock” has the meaning set forth in Section 1.

(jj)    “Three Month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date, provided that:

(i)If no offered rate appears on Reuters screen page “LIBOR01” on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided.

(ii)Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided.

(iii)Otherwise, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate Three Month LIBOR or any of the foregoing lending rates, shall determine Three Month LIBOR for the applicable Dividend Period in its sole discretion.

Notwithstanding the foregoing clauses (i), (ii) and (iii):

(a)If the Calculation Agent determines on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate; and

(b)If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of business day, the Dividend Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

(kk)    “Transfer Agent” means Computershare Investor Services, Inc. acting as the Transfer Agent, the Registrar and any paying agent for the Series E Preferred Stock, and its successors and assigns, including any successor transfer agent appointed by the Corporation.

Section 4.    Dividends.

3

(a)From and after the Effective Date, Holders shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of legally available funds, on a non-cumulative basis, cash dividends in the amount determined as set forth in Section 4(b), and no more.

(b)Subject to Section 4(a), Holders shall be entitled to receive non-cumulative cash dividends at a rate equal to (i) 5.700% per annum for each Fixed Rate Period and (ii) Three Month LIBOR plus a spread of 2.880% per annum for each Floating Rate Period (each such rate pursuant to clause (i) or clause (ii), a “Dividend Rate”), in each case computed in accordance with Section 4(d) and payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2018 (each such date, subject to adjustment as provided below, a “Dividend Payment Date”). Each dividend will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the first day of the month in which the relevant Dividend Payment Date occurs or such other date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the date of the issuance of the Series E Preferred Stock) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period,” except that the initial Dividend Period will commence on and include the Effective Date and will end on and include July 14, 2018.

(c)If a day on or before April 15, 2023 that would otherwise be a Dividend Payment Date is not a Business Day, then such date will nevertheless be a Dividend Payment Date but dividends on the Series E Preferred Stock, when, as and if declared, will be paid on the next succeeding Business Day (without adjustment in the amount of the dividend per share of the Series E Preferred Stock). If a day after April 15, 2023 that would otherwise be a Dividend Payment Date is not a Business Day, then the next succeeding Business Day will be the applicable Dividend Payment Date and dividends on the Series E Preferred Stock, when, as and if declared, will be paid on such next succeeding Business Day.

(d)The amount of the dividend computed per share of Series E Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30- day months. The amount of the dividend computed per share of Series E Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series E Preferred Stock shall cease to accrue on the redemption date, if any, as described in Section 5, unless the Corporation defaults in the payment of the Redemption Price of the shares of the Series E Preferred Stock called for redemption.

(e)The Dividend Rate for each Dividend Period in the Floating Rate Period will be determined by the Calculation Agent using Three Month LIBOR as in effect on the relevant Dividend Determination Date. The Calculation agent then will add Three Month LIBOR as determined on the relevant Dividend Determination Date and the spread of 2.880%. Absent manifest error, the Calculation Agent’s determination of the Dividend Rate for a Dividend Period for the Series E Preferred Stock will be binding and conclusive on the holders of the Series E Preferred Stock, the Transfer Agent and the Corporation.

(f)Dividends on the Series E Preferred Stock are non-cumulative. If the Board of Directors does not authorize and the Corporation does not declare a dividend on the Series E Preferred Stock or if the Board of Directors authorizes and the Corporation declares less than a full dividend in respect of any Dividend Period, the Holders will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Corporation will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are authorized, declared and paid for any future Dividend Period with respect to the Series E Preferred Stock or the Common Stock or any other class or series of Serial Preferred Stock.

(g)If full dividends on all outstanding shares of the Series E Preferred Stock for any Dividend Period have not been authorized, declared, and paid or set aside for payment, the Corporation shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Dividend Period, other than:

(i)	dividends payable solely in Junior Securities;

(ii)redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers,

4

directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan;

(iii)any declaration of a dividend in connection with any stockholders’ rights plan, including with respect to any successor stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, including with respect to any successor stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and

(iv)conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

If dividends for any Dividend Payment Date are not paid in full on the shares of the Series E Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date, then all dividends declared on shares of the Series E Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full dividends (or equivalent) per share on the shares of the Series E Preferred Stock and all such Parity Securities otherwise payable on such Dividend Payment Date (subject to their having been authorized by the Board of Directors and declared by the Corporation out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

(h)Payments of cash for dividends will be delivered to the Holder or, in the case of global certificates, through a book-entry transfer through DTC or any successor Depositary.

Section 5.    Redemption.

(a)The Series E Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series E Preferred Stock is not redeemable prior to April 15, 2023. On and after that date, Series E Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, at a redemption price equal to $100,000 per share, plus any authorized, declared and unpaid dividends, without accumulation of undeclared dividends, on any Dividend Payment Date. Holders of Series E Preferred Stock will have no right to require the redemption or repurchase of Series E Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, all (but not less than all) of the shares of the Series E Preferred Stock at the time outstanding, at a redemption price equal to $100,000 per share, plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and
(ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the applicable Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period, upon notice given as provided in subsection (b) below. Redemption or repurchase of Series E Preferred Stock is subject to receipt of prior approval of the Federal Reserve (or another successor bank regulatory authority that may become the Corporation’s appropriate federal banking agency as defined in 12 U.S.C. § 1813, as amended) and to the satisfaction of any conditions set forth in the capital standards, guidelines or regulations of the Federal Reserve (or another successor bank regulatory authority that may become the Corporation’s appropriate federal banking agency) applicable to redemption of the Series E Preferred Stock.

(b)If shares of Series E Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series E Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if any depositary shares representing proportional interests in the Series E Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series E Preferred Stock to be redeemed and, if less than all the shares held by a holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates representing shares of Series E Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series E Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series E Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series E Preferred Stock will terminate, except the right to receive the redemption price plus any authorized, declared and unpaid dividends (or in the case of a redemption

5

following the occurrence of a Regulatory Capital Treatment Event, the redemption price plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and (ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the applicable Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period). Any notice of redemption, once given, shall be irrevocable.

(c)In case of any redemption of only part of the shares of Series E Preferred Stock at the time outstanding, the shares of Series E Preferred Stock to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable and permitted by the rules of any stock exchange on which the Series E Preferred Stock is listed.

Section 6.    Liquidation.

(a)In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of $100,000 per share of Series E Preferred Stock, plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation, without accumulation of any undeclared dividends, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

(b)In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series E Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

(d)In determining whether a distribution (other than upon voluntary or involuntary liquidation) on the Series E Preferred Stock, by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series E Preferred Stock shall not be added to the Corporation’s total liabilities.

Section 7.    Maturity. The Series E Preferred Stock shall be perpetual.

Section 8.    Voting Rights. The holders of Series E Preferred Stock shall not have any voting rights except as set forth below.

(a)Right to Elect Two Directors upon Nonpayment Events. (i) If and when the dividends on the Series E Preferred Stock or on any other class or series of the Corporation’s Parity Securities that has voting rights equivalent to those of the Series E Preferred Stock, have not been authorized, declared and paid in full for at least six quarterly Dividend Periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting the Board of Directors will be automatically increased by two. Holders of Series E Preferred Stock and the holders of all other classes and series of Parity Securities upon which like voting rights have been conferred and are exercisable and which are entitled to vote for the election of the two additional directors, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect the two additional members of the Board of Directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of Series E Preferred Stock and any Parity Securities for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the applicable corporate governance requirement of the NASDAQ Global Select Market (or any other exchange

6

on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. In addition, the Board of Directors shall at no time have more than two Preferred Stock Directors.

(i)At any time after this voting power has vested as described above, the Corporation’s Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series E Preferred Stock and such Parity Securities (addressed to the Secretary at the Corporation’s principal office) must, call a special meeting of the holders of Series E Preferred Stock and such Parity Securities for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the Bylaws for a special meeting of the stockholders, which the Corporation will provide upon request, or as required by law. If the Corporation’s Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any Holder of shares of Series E Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 8, and for that purpose will have access to the Corporation’s stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination by the remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Series E Preferred Stock and all Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(ii)Whenever full dividends have been paid or set aside for payment on the Series E Preferred Stock and any non-cumulative Parity Securities for at least one year and all dividends on any cumulative Parity Securities have been paid in full, then the right of the Holders of Series E Preferred Stock and any Parity Security to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Board of Directors will be automatically reduced accordingly.

(b)Other Voting Rights. So long as any shares of Series E Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock and any class or series of Parity Securities upon which like voting rights have been conferred and are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)Certain Charter Amendments. Any amendment of the Charter to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Series E Preferred Stock with respect to payment of dividends or distribution of assets on the Corporation’s liquidation; as well as any amendment of the Charter or Bylaws that would alter or change the voting powers, preferences or special rights of the Series E Preferred Stock so as to affect them adversely; provided that the amendment of the Charter so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of stock of the Corporation ranking on a parity with or junior to the Series E Preferred Stock with respect to dividends and in the distribution of assets on the Corporation’s liquidation, dissolution or winding-up, shall not be deemed to adversely affect the voting powers, preferences or special rights of the Series E Preferred Stock; or

(ii)Certain Mergers and Consolidations. Any merger or consolidation of the Corporation with or into any entity other than a corporation (or comparable foreign entity), or any merger or consolidation of the Corporation with or into any corporation (or comparable foreign entity) unless (i) the Corporation is the surviving corporation in such merger or consolidation and the Series E Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series E Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock or similar security of the surviving or resulting entity, or the entity controlling such entity, having voting powers, preferences and special rights that, if such change were effected by amendment of the Charter, would not require a vote of the Holders of the Series E Preferred Stock under Section 8(b)(i).

7

(c)Sections 8(a) and (b) shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of Holders of Series E Preferred Stock to effect the redemption.

(d)Except as expressly provided in this Section 8, each Holder of Series E Preferred Stock will have one vote per share on any matter on which Holders of Series E Preferred Stock are entitled to vote, including any action by written consent. The Holders of the Series E Preferred Stock shall have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in the Charter, of the Series E Preferred Stock.

Section 9.    Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar, and paying agent for the Series E Preferred Stock shall initially be Computershare Investor Services, Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar, and paying agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 10.    Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles Supplementary) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by these Articles Supplementary, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address of such Holder or holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series E Preferred Stock or the Common Stock, as the case may be), or to such other address as the Corporation or any such Holder or holder, as the case may be, shall have designated by notice similarly given.

Section 11.    No Preemptive Rights. No share of Series E Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12.    Other Rights. The shares of Series E Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

8